Exhibit 99.1

FOR IMMEDIATE RELEASE

January 30, 2018

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS SECOND QUARTER 2018 OPERATING RESULTS

Fairfield, New Jersey, January 30, 2018 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended December 31, 2017 of $1.3 million, or $0.02 per basic and diluted share. The results represent a decrease in net income of $3.9 million compared to net income of $5.2 million, or $0.07 per basic and diluted share, for the quarter ended September 30, 2017.

As discussed in greater detail below, the decrease in net income primarily reflected the impact of federal income tax reform that was codified through the passage of the Tax Cuts and Jobs Act (the “Act”) on December 22, 2017. The decrease in net income also reflected the recognition of certain merger-related expenses related to the Company’s proposed acquisition of Clifton Bancorp, Inc. (NASDAQ GS: CSBK) (“CSBK”), the holding company for Clifton Savings Bank (“Clifton”).

The Act permanently reduced the Company’s federal income tax rate from 35% to 21% while also including other provisions that altered the deductibility of certain recurring expenses recognized by the Company. While, collectively, the provisions of the Act are expected to benefit the Company’s future earnings, it resulted in a $3.5 million net reduction in the carrying value of the Company’s deferred income tax assets and liabilities with an equal and offsetting charge to income tax expense during the three months ended December 31, 2017. The $3.5 million charge to income tax expense resulted from a $4.9 million charge to reflect the reduced carrying value of the Company’s net deferred tax asset attributable to timing differences in the recognition of certain income and expense items for financial statement reporting purposes versus that recognized for income tax reporting purposes. That charge was partially offset by a $1.4 million reduction in the net deferred income tax liability primarily attributable to the net unrealized gains and losses on the Company’s interest rate derivatives and available for sale securities portfolios.

The net charge of $3.5 million attributable to the changes in the carrying value of deferred income tax items was partially offset by a $769,000 reduction in current-year income tax expense attributable to the noted reduction in the Company’s income tax rate. For the current “transition” year ending June 30, 2018, the Company’s statutory federal income tax rate has been reduced to 28%, reflecting effective statutory rates of 35% and 21% for the first and second halves of the year, respectively. For the fiscal year ending June 30, 2019 and thereafter, the Company’s statutory federal income tax rate will be reduced to 21%.

As noted above, the decrease in net income between linked periods also reflects the Company’s recognition of $1.2 million of merger-related expenses related to its proposed acquisition of CSBK. The Company estimates that net income was adversely impacted by approximately $1.0 million for merger-related expenses recognized during the three months ended December 31, 2017 due to their limited income tax deductibility. The proposed CSBK acquisition was announced on November 1, 2017, whereby the Company entered into a definitive agreement pursuant to which it will acquire CSBK in an all-stock transaction. Under the terms of the agreement, each outstanding share of CSBK common stock will be exchanged for 1.191 shares of KRNY common stock.

Excluding the impacts on net income arising from federal income tax reform and merger-related expenses discussed above, the Company’s net income would have been $5.0 million or $0.06 per basic and diluted share for the three months ended December 31, 2017.

Overview

The Company continued to execute strategies during the second quarter of fiscal 2018 intended to grow and diversify its balance sheet while increasing its core earnings and prudently managing capital to promote long-term growth in shareholder value. These strategies resulted in several incremental balance sheet growth and diversification achievements that are included among the following highlights for the quarter:

•	The Company’s aggregate loan portfolio, excluding loans held for sale and the allowance for loan losses, increased by $31.2 million to $3.29 billion, or 68.0% of total assets, at December 31, 2017 from $3.26 billion, or 67.8% of total assets, at September 30, 2017. The growth in the loan portfolio largely reflected the Company’s continued strategic focus on growing and diversifying its commercial loan portfolio with the outstanding balance of construction loans increasing by $13.9 million to $22.2 million at December 31, 2017 while the outstanding balance of commercial business loans increased by $10.8 million to $92.4 million for that same period.

•	For those same comparative periods, the balance of commercial mortgage loans remained stable at $2.51 billion. The overall stability in the balance of commercial mortgage loans reflected an accelerated pace of loan prepayments that offset the growth in loans arising from new loan origination volume. The Company continues to execute strategies designed to increase the origination volume of commercial mortgage loans to compensate for the noted increase in prepayments. Toward that end, the Company’s pipeline of commercial mortgage loans in the underwriting process increased during the quarter ended December 31, 2017.

•	The outstanding balance of residential mortgage loans held in the portfolio, including home equity loans and lines of credit, increased by $15.0 million to $655.3 million at December 31, 2017 from $640.3 million at September 30, 2017. The increase largely reflected loan purchases of approximately $22.2 million during the three months ended December 31, 2017 that were intended to augment the growth in the loan portfolio and partially offset the effects of the increase in prepayments noted above.

•	Nonperforming loans decreased by $1.8 million to $16.3 million, or 0.50% of total loans, at December 31, 2017 from $18.1 million, or 0.56% of total loans, at September 30, 2017.

•	The allowance for loan losses increased to $30.1 million at December 31, 2017 from $29.4 million at September 30, 2017, resulting in a “total loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of total loans, of 0.91% and 0.90%, respectively.

•	The “nonperforming loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of nonperforming loans, increased to 184.0% at December 31, 2017 from 162.6% at September 30, 2017.

•	The Company’s securities portfolio decreased by $10.4 million to $1.11 billion, or 22.9% of total assets, at December 31, 2017 from $1.12 billion, or 23.3% of total assets, at September 30, 2017. The net decrease in the securities portfolio partly reflected normal principal repayments arising from amortization and maturities of securities. A portion of the security repayments were used to fund the growth in loans while the remainder was reinvested into uncapped, floating-rate securities, tax-advantaged municipal securities, mortgage-backed securities and subordinated debt issued by two community banks located in New Jersey and eastern Pennsylvania. The decrease in the securities portfolio also reflected a $2.0 million decrease in the fair value of the available for sale securities portfolio during the period.

•	The balance of cash and cash equivalents increased by $11.9 million to $50.7 million at December 31, 2017 from $38.8 million at September 30, 2017. The increase largely reflected day-to-day operating fluctuations in the Company’s balance of cash and cash equivalents. Notwithstanding the noted increase in the comparative period-end balances, the Company continues to limit the balance of cash and cash equivalents held to the minimum levels needed to meet its day-to-day funding obligations and overall liquidity risk management objectives. Toward that end, the average balance of other interest-earning assets remained stable at $82.5 million for the quarter ended December 31, 2017 compared to $79.9 million for the quarter ended September 30, 2017. Other interest-earning assets generally include the balance of interest-earning cash deposits held in other banks coupled with the balance of the Bank’s mandatory investment in the capital stock of the Federal Home Loan Bank of New York.

•	The Company’s total deposits increased by $80.5 million to $3.03 billion at December 31, 2017, from $2.95 billion at September 30, 2017. The net growth in deposits included an $84.7 million increase in interest-bearing deposits that was partially offset by a $4.2 million decrease in non-interest-bearing deposits. The growth in interest-bearing deposits largely reflected the continuing effects of product, pricing and marketing strategies enacted during fiscal 2017. The decrease in non-interest-bearing deposits largely reflected day-to-day operating fluctuations in such balances. Notwithstanding the noted decrease in the comparative period-end balances, the average balance of non-interest-bearing deposits increased by $2.4 million between comparative periods.

•	Total borrowings decreased by $9.7 million to $798.9 million at December 31, 2017, from $808.6 million at September 30, 2017. The decrease in borrowings largely reflected a $9.7 million decrease in depositor sweep account balances representing normal day-to-day fluctuations in such balances.

•	The Company’s stockholders’ equity decreased by $25.0 million to $989.3 million at December 31, 2017 from $1.01 billion at September 30, 2017. The decrease largely reflected the effects of the Company’s share repurchases and cash dividends paid to stockholders during the period. The decrease in stockholders’ equity was partially offset by net income earned during the period coupled with a net increase in accumulated other comprehensive income reflecting an increase in the fair value of the Company’s derivatives portfolio, which was partially offset by a decrease in the fair value of the Company’s available for sale securities portfolio.

•	At December 31, 2017, the Company’s total consolidated equity to assets ratio was 20.42% while the Bank’s total consolidated equity to assets ratio was 17.68%. The Company’s and Bank’s capital ratios at December 31, 2017 were well in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

As highlighted below, the noted balance sheet growth, reinvestment and reallocation achievements helped to offset the adverse effects of an increase in market interest rates and a flattening yield curve on the Company’s net interest margin:

•	The Company’s net interest income was $26.8 million for the quarters ended December 31, 2017 and September 30, 2017, reflecting an increase of $25,000 between comparative periods.

•	The Company’s net interest margin increased by one basis point to 2.41% for the quarter ended December 31, 2017 from 2.40% for the quarter ended September 30, 2017 while the net interest rate spread also increased by one basis point to 2.14% from 2.13% for those same comparative periods, respectively.

The level of the Company’s charge offs and provision for loan losses continued to reflect strong asset quality metrics:

•	The Company recognized net charge offs totaling approximately $315,000, reflecting an annualized charge off rate of 0.04% on the average balance of total loans for the quarter ended December 31, 2017. By comparison, the Company’s net charge offs totaled approximately $471,000 for the quarter ended September 30, 2017, reflecting a net charge off rate of 0.06%.

•	The Company’s provision for loan losses increased by $306,000 to $936,000 for the quarter ended December 31, 2017 compared to $630,000 for the quarter ended September 30, 2017. The increase in the provision was partly attributable to the comparatively greater level of growth during the quarter ended December 31, 2017 in the performing portion of the loan portfolio that is collectively evaluated for impairment using historical and environmental loss factors. Such growth was concentrated in specific segments of the loan portfolio whose estimated credit losses for ALLL calculation purposes are based on comparatively higher loss factors compared to other segments in the portfolio. The effects of the greater level of growth in the portfolio was partially offset by the decrease in net charge offs between the two comparative periods, as discussed above. The increase in the provision also reflected updates to historical and environmental loss factors during the period.

The strategies executed by the Company during the quarter ended December 31, 2017 continued to strengthen and diversify its sources of non-interest income, as highlighted below:

•	Gains on sale of residential mortgage loans totaled $200,000 for the quarter ended December 31, 2017 compared to $213,000 for the quarter ended September 30, 2017. The modest decrease in sale gains reflected a decrease in the volume of loans originated and sold that was partially offset by an increase in the average net gain recognized per loan sold between comparative periods. There were no SBA loans originated and sold during the three months ended December 31, 2017.

In addition to the items noted above, fees and service charges increased by $148,000 to $1.4 million for the quarter ended December 31, 2017 from $1.3 million for the quarter ended September 30, 2017. The increase was largely attributable to an increase in commercial mortgage loan prepayment charges recognized between comparative periods.

The Company continues to evaluate and implement tactics and strategies designed to improve operating practices, policies and procedures while making more efficient and effective use of its supporting infrastructure, including human resources, facilities and information technology systems.

•	The Company’s ratio of non-interest expense to average assets totaled 1.89% for the quarter ended December 31, 2017 compared to 1.77% for the prior quarter ended September 30, 2017. For those same comparative periods, the Company’s operating efficiency ratio increased to 75.6% from 71.2%, respectively. As noted earlier, the increases in these ratios reflect the recognition of $1.2 million in non-recurring merger-related expenses during the three months ended December 31, 2017 for which no such expenses were recognized during the earlier comparative quarter. Excluding the impact of merger-related expenses, the Company’s non-interest expense to average assets and efficiency ratios would have been 1.79% and 71.7%, respectively, for the three months ended December 31, 2017.

Collectively, the factors noted above contributed to the decrease in net income for the quarter ended December 31, 2017 compared to the prior quarter ended September 30, 2017. The decrease in net income had an unfavorable impact on the Company’s earnings-based performance ratios as highlighted below:

•	The Company’s return on average assets for the quarter ended December 31, 2017 totaled 0.11% compared to 0.43% for the prior quarter ended September 30, 2017. Excluding the impacts on net income arising from federal income tax reform and merger-related expenses discussed above, the Company’s return on average assets would have been 0.42% for the three months ended December 31, 2017.

•	The Company’s return on average equity for the quarter ended December 31, 2017 totaled 0.51% compared to 2.00% for the prior quarter ended September 30, 2017. Excluding the impacts on net income arising from federal income tax reform and merger-related expenses discussed above, the Company’s return on average equity would have been 2.00% for the three months ended December 31, 2017.

The Company continued to execute key capital management strategies during the second quarter of fiscal 2018 to further support shareholder value:

•	The Company maintained its regular quarterly cash dividend payable to stockholders of $0.03 per share declared and paid during the quarter ended December 31, 2017.

•	In May 2017, the Company announced its second share repurchase program through which it authorized the repurchase of 8,559,084 shares, or 10%, of the Company’s outstanding shares. During the quarter ended December 31, 2017, the Company repurchased a total of 1,943,840 of its shares at an average cost of $14.83 per share. Through December 31, 2017, the Company has repurchased a total of 5,986,840 shares, or 69.9% of the number of shares authorized under the current program, at a total cost of $87.0 million and at an average cost of $14.54 per share.

The exhibits that follow this narrative begin with the presentation of the Linked-Quarter Comparative Financial Analysis that supports the discussion above by presenting the Company’s financial condition and operating results for the quarter ended December 31, 2017 compared to those for the prior quarter ended September 30, 2017. This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company’s financial performance and strategic achievements over this extended period of time.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	December 31, 2017	September 30, 2017
Assets
Cash and cash equivalents	$50,685	$38,823	$11,862	30.6
Securities available for sale	637,671	636,600	1,071	0.2
Securities held to maturity	471,452	482,926	(11,474)	(2.4)
Loans held-for-sale	3,490	3,808	(318)	(8.4)
Loans receivable, including yield adjustments	3,291,516	3,260,328	31,188	1.0
Less allowance for loan losses	(30,066)	(29,445)	(621)	2.1

Net loans receivable	3,261,450	3,230,883	30,567	0.9
Premises and equipment	41,829	40,132	1,697	4.2
Federal Home Loan Bank stock	39,113	39,115	(2)	(0.0)
Accrued interest receivable	13,524	13,268	256	1.9
Goodwill	108,591	108,591	—	—
Bank owned life insurance	183,754	182,489	1,265	0.7
Deferred income taxes, net	6,941	13,230	(6,289)	(47.5)
Other assets	25,347	18,285	7,062	38.6

Total assets	$4,843,847	$4,808,150	$35,697	0.7

Liabilities
Deposits	$3,033,766	$2,953,268	$80,498	2.7
Borrowings	798,864	808,554	(9,690)	(1.2)
Advance payments by borrowers for taxes	8,511	9,787	(1,276)	(13.0)
Other liabilities	13,433	22,308	(8,875)	(39.8)

Total liabilities	3,854,574	3,793,917	60,657	1.6

Stockholders’ Equity
Common stock	795	815	(20)	(2.5)
Paid-in capital	662,093	690,204	(28,111)	(4.1)
Retained earnings	353,536	354,123	(587)	(0.2)
Unearned ESOP shares	(33,563)	(34,049)	486	(1.4)
Accumulated other comprehensive income, net	6,412	3,140	3,272	104.2

Total stockholders’ equity	989,273	1,014,233	(24,960)	(2.5)

Total liabilities and stockholders’ equity	$4,843,847	$4,808,150	$35,697	0.7

Consolidated capital ratios
Equity to assets	20.42%	21.09%	-0.67%
Tangible equity to tangible assets	18.59%	19.27%	-0.68%

Share data
Outstanding shares	79,527	81,548	(2,021)	(2.5)
Equity per share	$12.44	$12.44	$—	—
Tangible equity per share (1)	$11.07	$11.10	$(0.03)	(0.3)

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	December 31, 2017	September 30, 2017
Interest income
Loans	$30,610	$30,473	$137	0.4
Mortgage-backed securities	2,848	2,896	(48)	(1.7)
Debt securities:
Taxable	3,229	2,960	269	9.1
Tax-exempt	641	621	20	3.2
Other interest-earning assets	704	642	62	9.7

Total Interest Income	38,032	37,592	440	1.2

Interest expense
Deposits	6,649	6,219	430	6.9
Borrowings	4,548	4,563	(15)	(0.3)

Total interest expense	11,197	10,782	415	3.8

Net interest income	26,835	26,810	25	0.1
Provision for loan losses	936	630	306	48.6

Net interest income after provision for loan losses	25,899	26,180	(281)	(1.1)

Non-interest income
Fees and service charges	1,409	1,261	148	11.7
Gain on sale of loans	200	331	(131)	(39.6)
Gain (loss) on sale of real estate owned	23	(109)	132	(121.1)
Income from bank owned life insurance	1,264	1,267	(3)	(0.2)
Electronic banking fees and charges	302	278	24	8.6
Miscellaneous	65	66	(1)	(1.5)

Total non-interest income	3,263	3,094	169	5.5

Non-interest expense
Salaries and employee benefits	12,926	12,867	59	0.5
Net occupancy expense of premises	2,122	1,981	141	7.1
Equipment and systems	2,193	2,190	3	0.1
Advertising and marketing	748	710	38	5.4
Federal deposit insurance premium	343	360	(17)	(4.7)
Directors’ compensation	688	689	(1)	(0.1)
Merger-related expenses	1,193	—	1,193	—
Miscellaneous	2,551	2,489	62	2.5

Total non-interest expense	22,764	21,286	1,478	6.9

Income before income taxes	6,398	7,988	(1,590)	(19.9)
Income taxes	5,129	2,756	2,373	86.1

Net income	$1,269	$5,232	$(3,963)	(75.7)

Net income per common share (EPS)
Basic	$0.02	$0.07	$(0.05)
Diluted	$0.02	$0.07	$(0.05)

Dividends declared (1)
Cash dividends declared per common share	$0.03	$0.15	$(0.12)
Cash dividends declared	$1,856	$12,148	$(10,292)
Dividend payout ratio	146.3%	232.2%	-85.93%

Weighted average number of common shares outstanding
Basic	77,174	79,649	(2,475)
Diluted	77,239	79,708	(2,469)

(1)	Dividends declared during the quarter ended September 30, 2017 include a $0.12 special dividend representing a supplemental distribution of net income to stockholders from the prior fiscal year ended June 30, 2017.

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	December 31, 2017	September 30, 2017
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,255,862	$3,257,465	$(1,603)	(0.0)
Mortgage-backed securities	501,081	511,931	(10,850)	(2.1)
Debt securities:				—
Tax-exempt	126,214	122,685	3,529	2.9
Taxable	495,316	489,252	6,064	1.2

Total debt securities	621,530	611,937	9,593	1.6
Other interest-earning assets	82,539	79,920	2,619	3.3

Total interest-earning assets	4,461,012	4,461,253	(241)	(0.0)
Non-interest-earning assets	364,015	361,259	2,756	0.8

Total assets	$4,825,027	$4,822,512	$2,515	0.1

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$854,400	$858,291	$(3,891)	(0.5)
Savings and club	518,542	522,715	(4,173)	(0.8)
Certificates of deposit	1,337,560	1,285,882	51,678	4.0

Total interest-bearing deposits	2,710,502	2,666,888	43,614	1.6
Borrowings:
Federal Home Loan Bank Advances	777,460	778,104	(644)	(0.1)
Other borrowings	30,606	32,041	(1,435)	(4.5)

Total borrowings	808,066	810,145	(2,079)	(0.3)

Total interest-bearing liabilities	3,518,568	3,477,033	41,535	1.2
Non-interest-bearing liabilities:
Non-interest-bearing deposits	277,236	274,858	2,378	0.9
Other non-interest-bearing liabilities	24,396	29,754	(5,358)	(18.0)

Total non-interest-bearing liabilities	301,632	304,612	(2,980)	(1.0)

Total liabilities	3,820,200	3,781,645	38,555	1.0
Stockholders’ equity	1,004,827	1,040,867	(36,040)	(3.5)

Total liabilities and stockholders’ equity	$4,825,027	$4,822,512	$2,515	0.1

Average interest-earning assets to average interest-bearing liabilities	126.78%	128.31%	-1.53%	-1.2

Performance Ratio Highlights	For the three months ended		Variance or Change
	December 31, 2017	September 30, 2017
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.76%	3.74%	0.02%
Mortgage-backed securities	2.27%	2.26%	0.01%
Debt securities:
Tax-exempt (1)	2.03%	2.03%	0.00%
Taxable	2.61%	2.42%	0.19%

Total debt securities	2.49%	2.34%	0.15%
Other interest-earning assets	3.42%	3.21%	0.21%

Total interest-earning assets	3.41%	3.37%	0.04%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.80%	0.76%	0.04%
Savings and club	0.12%	0.12%	0.00%
Certificates of deposit	1.43%	1.38%	0.05%

Total interest-bearing deposits	0.98%	0.93%	0.05%
Borrowings:
Federal Home Loan Bank Advances	2.33%	2.33%	0.00%
Other borrowings	0.27%	0.27%	0.00%

Total borrowings	2.25%	2.25%	0.00%

Total interest-bearing liabilities	1.27%	1.24%	0.03%

Interest rate spread (2)	2.14%	2.13%	0.01%
Net interest margin (3)	2.41%	2.40%	0.01%

Non-interest income to average assets (annualized)	0.27%	0.26%	0.01%
Non-interest expense to average assets (annualized)	1.89%	1.77%	0.12%

Efficiency ratio (4)	75.63%	71.18%	4.45%

Return on average assets (annualized)	0.11%	0.43%	-0.32%
Return on average equity (annualized)	0.51%	2.01%	-1.50%

(1)	The yield on tax-exempt securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	At
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$50,685	$38,823	$78,237	$170,591	$37,032
Securities available for sale	637,671	636,600	613,760	614,948	671,281
Securities held to maturity	471,452	482,926	493,321	501,987	517,819
Loans held-for-sale	3,490	3,808	4,692	744	6,686
Loans receivable, including yield adjustments	3,291,516	3,260,328	3,245,261	3,122,628	2,973,931
Less allowance for loan losses	(30,066)	(29,445)	(29,286)	(27,614)	(26,060)

Net loans receivable	3,261,450	3,230,883	3,215,975	3,095,014	2,947,871
Premises and equipment	41,829	40,132	39,585	38,904	38,341
Federal Home Loan Bank stock	39,113	39,115	39,958	39,474	34,525
Accrued interest receivable	13,524	13,268	12,493	12,320	11,809
Goodwill	108,591	108,591	108,591	108,591	108,591
Bank owned life insurance	183,754	182,489	181,223	179,935	178,656
Deferred income taxes, net	6,941	13,230	15,454	14,318	16,098
Other assets	25,347	18,285	14,838	19,416	16,599

Total assets	$4,843,847	$4,808,150	$4,818,127	$4,796,242	$4,585,308

Liabilities
Deposits	$3,033,766	$2,953,268	$2,930,127	$2,853,263	$2,746,017
Borrowings	798,864	808,554	806,228	825,260	701,849
Advance payments by borrowers for taxes	8,511	9,787	8,711	8,059	7,618
Other liabilities	13,433	22,308	15,880	15,650	15,172

Total liabilities	3,854,574	3,793,917	3,760,946	3,702,232	3,470,656

Stockholders’ Equity
Common stock	795	815	844	873	892
Paid-in capital	662,093	690,204	728,790	768,373	795,773
Retained earnings	353,536	354,123	361,039	359,083	357,540
Unearned ESOP shares	(33,563)	(34,049)	(34,536)	(35,022)	(35,508)
Accumulated other comprehensive income (loss), net	6,412	3,140	1,044	703	(4,045)

Total stockholders’ equity	989,273	1,014,233	1,057,181	1,094,010	1,114,652

Total liabilities and stockholders’ equity	$4,843,847	$4,808,150	$4,818,127	$4,796,242	$4,585,308

Consolidated capital ratios
Equity to assets	20.42%	21.09%	21.94%	22.81%	24.31%
Tangible equity to tangible assets	18.59%	19.27%	20.14%	21.02%	22.47%

Share data
Outstanding shares	79,527	81,548	84,351	87,256	89,176
Equity per share	$12.44	$12.44	$12.53	$12.54	$12.50
Tangible equity per share (1)	$11.07	$11.10	$11.24	$11.29	$11.28

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Cash and cash equivalents
Cash and due from depository institutions	$17,899	$17,972	$18,889	$17,429	$17,541
Interest-bearing deposits in other banks	32,786	20,851	59,348	153,162	19,491

Total cash and cash equivalents	$50,685	$38,823	$78,237	$170,591	$37,032

Securities available for sale
Debt securities:
U.S. agency securities	$4,810	$5,063	$5,316	$5,622	$5,809
Municipal and state obligations	27,428	27,725	27,740	27,259	27,090
Asset-backed securities	169,484	163,615	162,429	150,805	121,445
Collateralized loan obligations	133,341	128,383	98,154	104,811	98,447
Corporate bonds	142,397	142,489	142,318	141,134	138,564
Trust preferred securities	8,494	8,544	8,540	8,248	8,101

Debt securities available for sale	485,954	475,819	444,497	437,879	399,456

Mortgage-backed securities:
Collateralized mortgage obligations	27,187	28,790	30,536	31,941	52,333
Residential pass-through securities	116,496	123,868	130,550	136,926	211,258
Commercial pass-through securities	8,034	8,123	8,177	8,202	8,234

Mortgage-backed securities	151,717	160,781	169,263	177,069	271,825

Total securities available for sale	$637,671	$636,600	$613,760	$614,948	$671,281

Securities held to maturity
Debt securities:
U.S. agency securities	$—	$35,000	$35,000	$35,000	$34,999
Municipal and state obligations	100,671	95,954	94,713	91,038	87,682
Subordinated debt	25,000	15,000	15,000	15,000	15,000

Debt securities held to maturity	125,671	145,954	144,713	141,038	137,681

Mortgage-backed securities:
Collateralized mortgage obligations	35,861	16,600	17,854	19,193	20,543
Residential pass-through securities	160,487	169,257	178,813	186,248	200,402
Commercial pass-through securities	149,433	151,115	151,941	155,508	159,193

Mortgage-backed securities	345,781	336,972	348,608	360,949	380,138

Total securities held to maturity	$471,452	$482,926	$493,321	$501,987	$517,819

Total securities	$1,109,123	$1,119,526	$1,107,081	$1,116,935	$1,189,100

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Loan portfolio composition:
Residential first mortgage loans	$574,322	$559,593	$567,323	$566,665	$562,466
Home equity loans and lines of credit	80,961	80,746	82,822	82,412	83,305

Residential mortgage loans	655,283	640,339	650,145	649,077	645,771
Multifamily mortgage loans	1,438,386	1,427,840	1,412,575	1,371,339	1,295,207
Nonresidential and mixed use mortgage loans	1,069,254	1,085,983	1,085,064	995,782	932,616

Commercial mortgage loans	2,507,640	2,513,823	2,497,639	2,367,121	2,227,823
Commercial business loans	92,442	81,676	74,471	83,754	75,640
Construction loans	22,205	8,320	3,815	1,494	927
Account loans	2,996	2,800	2,863	2,860	2,980
Other consumer loans	8,951	10,988	13,520	15,313	17,501

Consumer loans	11,947	13,788	16,383	18,173	20,481

Total loans, excluding yield adjs	3,289,517	3,257,946	3,242,453	3,119,619	2,970,642
Unamortized yield adjustments	1,999	2,382	2,808	3,009	3,289

Loans receivable, including yield adjs	3,291,516	3,260,328	3,245,261	3,122,628	2,973,931
Less allowance for loan losses	(30,066)	(29,445)	(29,286)	(27,614)	(26,060)

Net loans receivable	$3,261,450	$3,230,883	$3,215,975	$3,095,014	$2,947,871

Loan portfolio allocation:
Residential first mortgage loans	17.5%	17.2%	17.5%	18.2%	18.9%
Home equity loans and lines of credit	2.5%	2.5%	2.6%	2.6%	2.8%

Residential mortgage loans	20.0%	19.7%	20.1%	20.8%	21.7%
Multifamily mortgage loans	43.7%	43.8%	43.6%	44.0%	43.6%
Nonresidential and mixed use mortgage loans	32.5%	33.3%	33.5%	31.9%	31.4%

Commercial mortgage loans	76.2%	77.2%	77.0%	75.9%	75.0%
Commercial business loans	2.8%	2.5%	2.3%	2.7%	2.5%
Construction loans	0.7%	0.3%	0.1%	0.0%	0.0%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.2%	0.3%	0.4%	0.5%	0.6%

Consumer loans	0.3%	0.4%	0.5%	0.6%	0.7%

Total loans, excluding yield adjs	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$31	$105	$74	$65	$92
Nonaccrual loans	16,315	18,006	18,798	20,950	21,473

Total nonperforming loans	16,346	18,111	18,872	21,015	21,565
Other real estate owned	1,693	2,424	1,632	1,668	2,037

Total nonperforming assets	$18,039	$20,535	$20,504	$22,683	$23,602

Nonperforming loans (% total loans)	0.50%	0.56%	0.58%	0.67%	0.72%
Nonperforming assets (% total assets)	0.37%	0.43%	0.43%	0.47%	0.51%

Allowance for loan losses (ALLL):
ALLL to total loans	0.91%	0.90%	0.90%	0.88%	0.88%
ALLL to nonperforming loans	183.93%	162.58%	155.18%	131.40%	120.84%
Net charge offs (recoveries)	$315	$471	$(483)	$254	$198
Average net charge off (recovery) rate (annualized)	0.04%	0.06%	-0.06%	0.03%	0.03%

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Funding by type:
Deposits
Non-interest-bearing deposits	$275,065	$279,263	$267,412	$255,939	$240,367
Interest-bearing demand	879,732	856,122	847,663	798,203	768,556
Savings and club	517,400	519,040	523,984	524,002	519,257
Certificates of deposit	1,361,569	1,298,843	1,291,068	1,275,119	1,217,837

Interest-bearing deposits	2,758,701	2,674,005	2,662,715	2,597,324	2,505,650

Total deposits	3,033,766	2,953,268	2,930,127	2,853,263	2,746,017

Borrowings:
Federal Home Loan Bank advances	775,649	775,673	775,696	775,719	665,742
Depositor sweep accounts	23,215	32,881	30,532	49,541	36,107

Total borrowings	798,864	808,554	806,228	825,260	701,849

Total funding	$3,832,630	$3,761,822	$3,736,355	$3,678,523	$3,447,866

Loans as a % of deposits	107.6%	109.5%	109.9%	108.5%	107.6%
Deposits as a % of total funding	79.2%	78.5%	78.4%	77.6%	79.6%
Borrowings as a % of total funding	20.8%	21.5%	21.6%	22.4%	20.4%

Funding by source:
Retail funding
Non-interest-bearing deposits	$275,065	$279,263	$267,412	$255,939	$240,367
Interest-bearing demand	657,696	633,778	625,061	568,865	544,487
Savings and club	517,400	519,040	523,984	524,002	519,257
Certificates of deposit	1,210,616	1,175,407	1,168,010	1,152,025	1,113,073

Total retail deposits	2,660,777	2,607,488	2,584,467	2,500,831	2,417,184
Depositor sweep accounts	23,215	32,881	30,532	49,541	36,107

Total retail funding	2,683,992	2,640,369	2,614,999	2,550,372	2,453,291

Wholesale funding:
Interest-bearing demand	$222,036	$222,344	$222,602	$229,338	$224,069
Certificates of deposit (listing service)	93,853	101,791	101,430	101,432	96,516
Certificates of deposit (brokered)	57,100	21,645	21,628	21,662	8,248

Total wholesale deposits	372,989	345,780	345,660	352,432	328,833
FHLB Advances	775,649	775,673	775,696	775,719	665,742

Total wholesale funding	1,148,638	1,121,453	1,121,356	1,128,151	994,575

Total funding	$3,832,630	$3,761,822	$3,736,355	$3,678,523	$3,447,866

Retail funding as a % of total funding	70.0%	70.2%	70.0%	69.3%	71.2%
Wholesale funding as a % of total funding	30.0%	29.8%	30.0%	30.7%	28.8%

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Interest income
Loans	$30,610	$30,473	$29,842	$28,235	$27,407
Mortgage-backed securities	2,848	2,896	3,063	3,222	3,779
Debt securities:
Taxable	3,229	2,960	2,868	2,488	2,146
Tax-exempt	641	621	605	582	562
Other interest-earning assets	704	642	586	481	421

Total interest income	38,032	37,592	36,964	35,008	34,315

Interest expense
Deposits	6,649	6,219	5,909	5,420	5,410
Borrowings	4,548	4,563	4,325	3,381	3,289

Total interest expense	11,197	10,782	10,234	8,801	8,699

Net interest income	26,835	26,810	26,730	26,207	25,616
Provision for loan losses	936	630	1,188	1,809	1,255

Net interest income after provision for loan losses	25,899	26,180	25,542	24,398	24,361

Non-interest income
Fees and service charges	1,409	1,261	839	498	1,289
(Loss) gain on sale and call of securities	—	—	—	(22)	21
Gain on sale of loans	200	331	531	245	459
Gain (loss) on sale of real estate owned	23	(109)	3	(106)	12
Income from bank owned life insurance	1,264	1,267	1,288	1,279	1,321
Electronic banking fees and charges	302	278	287	240	270
Miscellaneous	65	66	72	119	74

Total non-interest income	3,263	3,094	3,020	2,253	3,446

Non-interest expense
Salaries and employee benefits	12,926	12,867	12,887	12,430	11,592
Net occupancy expense of premises	2,122	1,981	2,013	2,088	1,976
Equipment and systems	2,193	2,190	2,204	2,068	2,030
Advertising and marketing	748	710	937	753	387
Federal deposit insurance premium	343	360	352	338	339
Directors’ compensation	688	689	689	689	379
Merger-related expenses	1,193	—	—	—	—
Miscellaneous	2,551	2,489	2,969	2,668	2,670

Total non-interest expense	22,764	21,286	22,051	21,034	19,373

Income before income taxes	6,398	7,988	6,511	5,617	8,434
Income taxes	5,129	2,756	2,107	1,549	2,970

Net income	$1,269	$5,232	$4,404	$4,068	$5,464

Net income per common share (EPS)
Basic	$0.02	$0.07	$0.05	$0.05	$0.06
Diluted	$0.02	$0.07	$0.05	$0.05	$0.06

Dividends declared (1)
Cash dividends declared per common share	$0.03	$0.15	$0.03	$0.03	$0.02
Cash dividends declared	$1,856	$12,148	$2,448	$2,525	$1,687
Dividend payout ratio	146.3%	232.2%	55.6%	62.1%	30.9%

Weighted average number of common shares outstanding
Basic	77,174	79,649	82,372	84,542	85,174
Diluted	77,239	79,708	82,429	84,624	85,258

(1)	Dividends declared during the quarter ended September 30, 2017 include a $0.12 special dividend representing a supplemental distribution of net income to stockholders from the prior fiscal year ended June 30, 2017.

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,255,862	$3,257,465	$3,200,968	$3,029,151	$2,899,794
Mortgage-backed securities	501,081	511,931	532,621	582,591	673,569
Debt securities:
Tax-exempt	126,214	122,685	119,957	116,479	112,221
Taxable	495,316	489,252	476,499	441,124	419,966

Total debt securities	621,530	611,937	596,456	557,603	532,187
Other interest-earning assets	82,539	79,920	118,349	61,336	71,072

Total interest-earning assets	4,461,012	4,461,253	4,448,394	4,230,681	4,176,622
Non-interest-earning assets	364,015	361,259	358,791	352,419	351,458

Total assets	$4,825,027	$4,822,512	$4,807,185	$4,583,100	$4,528,080

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$854,400	$858,291	$813,148	$756,520	$761,765
Savings and club	518,542	522,715	523,798	520,572	518,225
Certificates of deposit	1,337,560	1,285,882	1,289,504	1,242,757	1,224,592

Total interest-bearing deposits	2,710,502	2,666,888	2,626,450	2,519,849	2,504,582
Borrowings:
Federal Home Loan Bank Advances	777,460	778,104	775,703	643,504	594,238
Other borrowings	30,606	32,041	40,064	44,940	35,273

Total borrowings	808,066	810,145	815,767	688,444	629,511

Total interest-bearing liabilities	3,518,568	3,477,033	3,442,217	3,208,293	3,134,093
Non-interest-bearing liabilities:
Non-interest-bearing deposits	277,236	274,858	262,499	246,449	245,928
Other non-interest-bearing liabilities	24,396	29,754	25,112	25,028	31,781

Total non-interest-bearing liabilities	301,632	304,612	287,611	271,477	277,709

Total liabilities	3,820,200	3,781,645	3,729,828	3,479,770	3,411,802
Stockholders’ equity	1,004,827	1,040,867	1,077,357	1,103,330	1,116,278

Total liabilities and stockholders’ equity	$4,825,027	$4,822,512	$4,807,185	$4,583,100	$4,528,080

Average interest-earning assets to average interest-bearing liabilities	126.78%	128.31%	129.23%	131.87%	133.26%

Performance Ratio Highlights	For the three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.76%	3.74%	3.73%	3.73%	3.78%
Mortgage-backed securities	2.27%	2.26%	2.30%	2.21%	2.24%
Debt securities:
Tax-exempt (1)	2.03%	2.03%	2.02%	2.00%	2.00%
Taxable	2.61%	2.42%	2.41%	2.26%	2.04%

Total debt securities	2.49%	2.34%	2.33%	2.20%	2.04%
Other interest-earning assets	3.42%	3.21%	1.98%	3.13%	2.37%

Total interest-earning assets	3.41%	3.37%	3.32%	3.31%	3.29%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.80%	0.76%	0.71%	0.65%	0.62%
Savings and club	0.12%	0.12%	0.12%	0.12%	0.12%
Certificates of deposit	1.43%	1.38%	1.34%	1.30%	1.33%

Total interest-bearing deposits	0.98%	0.93%	0.90%	0.86%	0.86%
Borrowings:
Federal Home Loan Bank Advances	2.33%	2.33%	2.21%	2.08%	2.20%
Other borrowings	0.27%	0.27%	0.27%	0.35%	0.29%

Total borrowings	2.25%	2.25%	2.12%	1.96%	2.09%

Total interest-bearing liabilities	1.27%	1.24%	1.19%	1.10%	1.11%

Interest rate spread (2)	2.14%	2.13%	2.13%	2.21%	2.18%
Net interest margin (3)	2.41%	2.40%	2.40%	2.48%	2.45%

Non-interest income to average assets (annualized)	0.27%	0.26%	0.25%	0.20%	0.30%
Non-interest expense to average assets (annualized)	1.89%	1.77%	1.83%	1.84%	1.71%

Efficiency ratio (4)	75.63%	71.18%	74.12%	73.91%	66.66%

Return on average assets (annualized)	0.11%	0.43%	0.37%	0.36%	0.48%
Return on average equity (annualized)	0.51%	2.01%	1.64%	1.47%	1.96%

(1)	The yield on tax-exempt securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP (Dollars in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Adjusted Net Income
Net income (GAAP)	$1,269	$5,232	$4,404	$4,068	$5,464
Effect to adjust for:
Merger-related expenses	1,193	—	—	—	—
Income tax benefit from merger-related expenses	(165)	—	—	—	—
Income tax expense for write-down of net deferred tax asset	4,867	—	—	—	—
Income tax benefit for write-down of net deferred tax liability	(1,381)	—	—	—	—
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	(769)	—	—	—	—

Adjusted net income (non-GAAP)	$5,014	$5,232	$4,404	$4,068	$5,464

Adjusted Net Income per Common Share (EPS)
Net income per common share Basic (GAAP)	$0.02	$0.07	$0.05	$0.05	$0.06
Effect to adjust for:
Merger-related expenses	0.02	—	—	—	—
Income tax benefit from merger-related expenses	(0.01)	—	—	—	—
Income tax expense for write-down of net deferred tax asset	0.06	—	—	—	—
Income tax benefit for write-down of net deferred tax liability	(0.02)	—	—	—	—
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	(0.01)	—	—	—	—

Adjusted net income per common share Basic (non-GAAP)	$0.06	$0.07	$0.05	$0.05	$0.06

Adjusted Net Income per Common Share (EPS)
Net income per common share Diluted (GAAP)	$0.02	$0.07	$0.05	$0.05	$0.06
Effect to adjust for:
Merger-related expenses	0.02	—	—	—	—
Income tax benefit from merger-related expenses	(0.01)	—	—	—	—
Income tax expense for write-down of net deferred tax asset	0.06	—	—	—	—
Income tax benefit for write-down of net deferred tax liability	(0.02)	—	—	—	—
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	(0.01)	—	—	—	—

Adjusted net income per common share Diluted (non-GAAP)	$0.06	$0.07	$0.05	$0.05	$0.06

Reconciliation of GAAP to Non-GAAP (Unaudited)	For the three months ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Adjusted Non-Interest Expense Ratio
Non-interest expense to average assets (GAAP)	1.89%	1.77%	1.83%	1.84%	1.71%
Effect to adjust for:
Merger-related expenses	-0.10%	0.00%	0.00%	0.00%	0.00%

Adjusted non-interest expense ratio (non-GAAP)	1.79%	1.77%	1.83%	1.84%	1.71%

Adjusted Efficiency Ratio
Non-interest expense / (Net interest income + non-interest income) (GAAP)	75.6%	71.2%	74.1%	73.9%	66.7%
Effect to adjust for:
Merger-related expenses	-3.9%	0.0%	0.0%	0.0%	0.0%

Adjusted efficiency ratio (non-GAAP)	71.7%	71.2%	74.1%	73.9%	66.7%

Adjusted Return on Average Assets
Return on average assets (GAAP)	0.11%	0.43%	0.37%	0.36%	0.48%
Effect to adjust for:
Merger-related expenses	0.09%	0.00%	0.00%	0.00%	0.00%
Income tax benefit from merger-related expenses	-0.01%	0.00%	0.00%	0.00%	0.00%
Income tax expense for write-down of net deferred tax asset	0.40%	0.00%	0.00%	0.00%	0.00%
Income tax benefit for write-down of net deferred tax liability	-0.11%	0.00%	0.00%	0.00%	0.00%
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	-0.06%	0.00%	0.00%	0.00%	0.00%

Adjusted return on average assets (non-GAAP)	0.42%	0.43%	0.37%	0.36%	0.48%

Adjusted Return on Average Equity
Return on average equity (GAAP)	0.51%	2.01%	1.64%	1.47%	1.96%
Effect to adjust for:
Merger-related expenses	0.48%	0.00%	0.00%	0.00%	0.00%
Income tax benefit from merger-related expenses	-0.07%	0.00%	0.00%	0.00%	0.00%
Income tax expense for write-down of net deferred tax asset	1.94%	0.00%	0.00%	0.00%	0.00%
Income tax benefit for write-down of net deferred tax liability	-0.55%	0.00%	0.00%	0.00%	0.00%
Income tax benefit for reduction in current year income tax rate (from 35% to 28%)	-0.31%	0.00%	0.00%	0.00%	0.00%

Adjusted return on average equity (non-GAAP)	2.00%	2.01%	1.64%	1.47%	1.96%